EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Chatching, Inc.
(f/k/a Social Network Marketing, Inc.)

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated July 12, 2011, relating to the financial statements of Chatching, Inc. (f/k/a Social network Marketing, Inc.) for the period from January 19, 2011 (Inception) to June 30, 2011.  We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

November 10, 2011

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP
Jupiter, Florida